Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements, each as may be subsequently amended:

Registration Statement (Form S-8 No. 333-119109) of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-4 No. 333-121557) of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-8 No. 333-124698) of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-3 No. 333-128014) of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-4 No. 333-128016) of Hornbeck Offshore Services, Inc.; and

Registration Statement (Form S-4 No. 333-130784) of Hornbeck Offshore Services, Inc.

of our report dated January 27, 2006, with respect to Hornbeck Offshore Services, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Hornbeck Offshore Services, Inc., included in this Form 10-K/A.

/s/ Ernst & Young LLP

New Orleans, Louisiana

February 15, 2007